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                                                                   Exhibit 10.28
                                   AGREEMENT

                                    BETWEEN

Artificial Life, Inc., A DELAWARE COMPANY, WITH BUSINESS ADDRESS BOSTON, MA, USA
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                           (HEREINAFTER CALLED ALIFE)
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                                      AND

             Mr. Bruno Gabriel, ALLMENDSTRASSE 11, 6375 BECKENRIED
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                            (HEREINAFTER CALLED BG)
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              REGARDING CONSULTING AND BUSINESS NEGOTIATION, ETC.



                                  INTRODUCTION
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Between the Alife companies Artificial Life Europe AG, Stansstad (now Artificial
Life Switzerland AG) and Artificial Life Solutions AG, Stansstad, on the one side and BG on the other exists an employment contract which shall be terminated by mutual consent according to the separate rules of August 31, 2000.

Alife, however, wishes to ensure further consulting and support of the Alife companies through BG (while continuing to occupy a seat on the board of directors of Alife companies) in the context of a consulting and business-negotiation contract, and BG is willing to enter into such an agreement.

This said, the parties agree as follows:

1. The parties hereby agree to a consulting and business-negotiation contract, under which BG, as a self-employed and independent consultant and business negotiator, provides Alife and companies of the Alife group with consulting and business-negotiation services as of September 1, 2000. The present contract establishes neither an employment contract nor a partnership-like-relationship.

2. To begin with, consulting in and the negotiation of relations in finance and cooperation and also marketing support and contact initiation for products of the Alife group, especially in Europe and Switzerland, shall be the main services provided by BG. Specific goals in these areas are neither purported nor agreed on.

3. At the same time, it is agreed that BG shall remain on the board of directors of Alife (until autumn 2000), and furthermore it is intended that for the term of this contract BG shall remain a member on the boards of directors of Alife companies in Switzerland (at present Artificial Life Europe AG

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now called Artificial Life Switzerland AG and Artificial Life Solutions AG) but
shall no longer have authorization to sign for the company. The right to, at any time, vote out or withdraw remains protected on both sides.

Furthermore, it is emphasized that BG's position as manager at Netissimo.com AG shall continue in its current capacity but that Alife and BG can each request a termination of this seat, with a preliminary notification period of one month, at the end of any given month.

If during the term of this contract, for any reason whatsoever, BG leaves one or several of these boards or the position of manager of Netissimo.com AG, then the remainder of the contract shall remain unaltered and in effect, and the compensation shall undergo no alteration. Furthermore, rights to any possible board member fees and any related claims by BG against the relevant Alife company of the group shall remain reserved and unaffected by this present contract.

The assumption by BG of additional seats on boards in the Alife group shall require an additional and separate regulation between the parties.

During the term of this agreement, BG shall be obligated to work neither directly nor indirectly in competition with Alife and the Alife companies in the context of bot technology. BG is allowed to engage in such activities in all other areas of the software sector. In particular, BG is entitled to establish a(n) (outsourcing) software production company in Russia (St. Petersburg), as previously discussed. In so doing, BG is not entitled, for the term of this agreement, to actively solicit employees away from Alife and Alife companies or to employ such employees within 6 months of their departure from Alife companies. Furthermore, for the term of this agreement, BG is subject to an obligation to maintain confidentiality with respect to specially designated and/or recognizably secret, private or confidential information which he obtains in the context of his activities with Alife or Alife companies. BG is permitted to use this information only in the context of this contract. The obligation of confidentiality does not apply if the information is available publicly, if this information was already known to BG before disclosure, if BG developed this information independently of Alife or if BG has obtained it legitimately from third parties.

4.  Under this contract, BG shall be compensated by Alife as follows:

     a) 5% sales commission on transactions (including financial transactions, cooperation, etc.) negotiated and canvassed for Alife and/or companies of the Alife group during the term of this contract, calculated based on the net turnover or net sum (after sales taxes and value-added taxes, discounts and reductions in proceeds), payable in the currency in which the corresponding transaction was concluded, net without deduction of any taxes, contributions, etc. (but plus any accruing value-added tax), to the respective bank account designated by BG within 7 workdays after the client has paid Alife or the appropriate company of the Alife group.

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     Every other month, BG shall present to Alife a list of the firms with which he wishes to begin discussions over the conclusion of a contract or over cooperation transactions, etc., so that Alife can promptly report if a substantial relation with contract discussions already exists.

     Furthermore, in this respect the provisions of Article 418a ff of Swiss Contract Law are effective with regard to the agency authorized to arrange [but not to conclude] the business transaction.

     b) A fixed allowance of CHF 18,000 per month payable net without deduction of any taxes, contributions, etc. (but plus any possible accruing value-added tax) monthly in advance to the respective bank account designated by BG for consulting expenses and as a lump-sum reimbursement for all expenses and costs in connection with the consulting and canvassing activity.

5. This contract shall be concluded, effective as of September 1, 2000, for a fixed term of 2 years, i.e., until August 31, 2002. Then it shall be extended automatically with an indefinite term if it is not terminated in writing with a three-month period of notice by one party at the end of a quarter, the first date to give notice being August 31, 2002. With regard to seats on the board and as manager, there shall be no automatic extension, and for this matter a separate provision must be decided at that time.

6. This contract can at any time be transferred by BG to a company of which he controls the majority of votes with appropriate notification to Alife. Regardless of this transfer, BG must always exercise the seat of director or advisor or manager in his own person. For the other obligations to be performed under this contract, BG is entitled to call in or engage a third party at his own expense.

7. BG is entitled to terminate the present contract at any time while preserving his other rights with a period of notice of 10 workdays if Alife or Alife companies do not fulfill their obligations according to the termination provision made for the employment contract.

8. This contract contains (together with the termination provision for the employment contract) the full mutuality of assent of the parties. No collateral agreements were made. Alterations and/or additions to this contract require the written form, including this proviso requiring the written form.

9. If individual provisions of this contract are impossible, impermissible or unenforceable, then all remaining provisions of the contract shall remain unaltered and effective and the resulting gap shall be filled or completed in the way that the parties would have made a corresponding provision had they considered this matter.

10.  This agreement is entirely subject to Swiss law.

     The exclusive place of jurisdiction in at the domicile of BG, the Canton of Nidwalden (Switzerland).

Issued in two copies, one for each of the parties.

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Stansstad, August 24, 2000
Artificial Life Inc.

[signature]
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Prof E. Schoneburg, President

Bruno Gabriel
[signature]
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